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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                  ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION
                                   305(B)(2)

                               ----------------

                            FIRST TRUST OF ILLINOIS,
                              NATIONAL ASSOCIATION
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

                                   36-4046888
                                (I.R.S. EMPLOYER
                              IDENTIFICATION NO.)

       400 NORTH MICHIGAN AVENUE,                        60611
           CHICAGO, ILLINOIS                           (ZIP CODE)
    (ADDRESS OF PRINCIPAL EXECUTIVE
                OFFICES)

                               ----------------

                           KENTUCKY UTILITIES COMPANY
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

         KENTUCKY AND VIRGINIA                         61-0247570
      (STATE OR OTHER JURISDICTION                  (I.R.S. EMPLOYER
   OF INCORPORATION OR ORGANIZATION)              IDENTIFICATION NO.)

           ONE QUALITY STREET                            40507
          LEXINGTON, KENTUCKY                          (ZIP CODE)
    (ADDRESS OF PRINCIPAL EXECUTIVE
                OFFICES)

                              FIRST MORTGAGE BONDS
                        (TITLE OF INDENTURE SECURITIES)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 1. GENERAL INFORMATION.

  FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

  (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

    Comptroller of the Currency, Washington, D.C.

  (B) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

    Yes.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR.

  IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH
AFFILIATION.

    The obligor is not an affiliate of the trustee.

ITEM 3. VOTING SECURITIES OF THE TRUSTEE.

  FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF VOTING SECURITIES OF THE TRUSTEE:

                            AS OF DECEMBER 12, 1995

                                                                     COL. B
                 COL. A                                              AMOUNT
             TITLE OF CLASS                                        OUTSTANDING
             --------------                                        -----------

    Not applicable by virtue of response to Item 13.

ITEM 4. TRUSTEESHIPS UNDER OTHER INDENTURES.

  IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, FURNISH THE FOLLOWING INFORMATION:

  (A) TITLE OF THE SECURITIES OUTSTANDING UNDER EACH SUCH OTHER INDENTURE.

    Not applicable by virtue of response to Item 13.

  (B) A BRIEF STATEMENT OF THE FACTS RELIED UPON AS A BASIS FOR THE CLAIM THAT NO CONFLICTING INTEREST WITHIN THE MEANING OF SECTION 310(B)(1) OF THE ACT ARISES AS A RESULT OF THE TRUSTEESHIP UNDER ANY SUCH OTHER INDENTURE, INCLUDING A STATEMENT AS TO HOW THE INDENTURE SECURITIES WILL RANK AS COMPARED WITH THE SECURITIES ISSUED UNDER SUCH OTHER INDENTURE.

    Not applicable by virtue of response to Item 13.

ITEM 5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

  IF THE TRUSTEE OR ANY OF THE DIRECTORS OR EXECUTIVE OFFICERS OF THE TRUSTEE IS A DIRECTOR, OFFICER, PARTNER, EMPLOYEE, APPOINTEE, OR REPRESENTATIVE OF THE OBLIGOR OR OF ANY UNDERWRITER FOR THE OBLIGOR, IDENTIFY EACH SUCH PERSON HAVING ANY SUCH CONNECTION AND STATE THE NATURE OF EACH SUCH CONNECTION.

    Not applicable by virtue of response to Item 13.

ITEM 6. VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS
OFFICIALS.

  FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF THE TRUSTEE OWNED BENEFICIALLY BY THE OBLIGOR AND EACH DIRECTOR, PARTNER AND EXECUTIVE OFFICER OF THE OBLIGOR.

                            AS OF DECEMBER 12, 1995

        COL. A             COL. B                    COL. C                     COL. D
                                                                              PERCENTAGE
                                                                              OF VOTING
                                                                              SECURITIES
                                                                             REPRESENTED
                                                                              BY AMOUNT
        NAME OF           TITLE OF                AMOUNT OWNED                  GIVEN
         OWNER              CLASS                 BENEFICIALLY                IN COL. C
        -------           --------                ------------               -----------


    Not applicable by virtue of response to Item 13.

ITEM 7. VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
OFFICIALS.

  FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF THE TRUSTEE OWNED BENEFICIALLY BY EACH UNDERWRITER FOR THE OBLIGOR AND EACH DIRECTOR, PARTNER, AND EXECUTIVE OFFICER OF EACH SUCH UNDERWRITER.

                            AS OF DECEMBER 12, 1995

        COL. A             COL. B                    COL. C                     COL. D
                                                                              PERCENTAGE
                                                                              OF VOTING
                                                                              SECURITIES
                                                                             REPRESENTED
                                                                              BY AMOUNT
        NAME OF           TITLE OF                AMOUNT OWNED                  GIVEN
         OWNER              CLASS                 BENEFICIALLY                IN COL. C
        -------           --------                ------------               -----------


    Not applicable by virtue of response to Item 13.

ITEM 8. SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

  FURNISH THE FOLLOWING INFORMATION AS TO SECURITIES OF THE OBLIGOR OWNED BENEFICIALLY OR HELD AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT BY THE
TRUSTEE:

                            AS OF DECEMBER 12, 1995

        COL. A       COL. B              COL. C                   COL. D
                    WHETHER
                      THE
                   SECURITIES
                   ARE VOTING
                       OR     AMOUNT OWNED BENEFICIALLY OR   PERCENT OF CLASS
       TITLE OF    NONVOTING  HELD AS COLLATERAL SECURITY  REPRESENTED BY AMOUNT
         CLASS     SECURITIES  FOR OBLIGATIONS IN DEFAULT     GIVEN IN COL. C
       --------    ---------- ---------------------------- ---------------------


    Not applicable by virtue of response to Item 13.

ITEM 9. SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

  IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT ANY SECURITIES OF AN UNDERWRITER FOR THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF SECURITIES OF SUCH UNDERWRITER ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE.

                            AS OF DECEMBER 12, 1995

          COL. A          COL. B              COL. C                COL. D
                                           AMOUNT OWNED
                                       BENEFICIALLY OR HELD    PERCENT OF CLASS
      NAME OF ISSUER                  AS COLLATERAL SECURITY    REPRESENTED BY
       AND TITLE OF       AMOUNT        FOR OBLIGATIONS IN     AMOUNT GIVEN IN
          CLASS         OUTSTANDING     DEFAULT BY TRUSTEE          COL. C
      --------------    -----------   ----------------------   ----------------


    Not applicable by virtue of response to Item 13.

ITEM 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

  IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT VOTING SECURITIES OF A PERSON WHO, TO THE KNOWLEDGE OF THE TRUSTEE (1) OWNS 10 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR OR (2) IS AN AFFILIATE, OTHER THAN A SUBSIDIARY, OF THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF SUCH PERSON.

                            AS OF DECEMBER 12, 1995

          COL. A          COL. B              COL. C                COL. D
                                           AMOUNT OWNED
                                       BENEFICIALLY OR HELD    PERCENT OF CLASS
      NAME OF ISSUER                  AS COLLATERAL SECURITY    REPRESENTED BY
       AND TITLE OF       AMOUNT        FOR OBLIGATIONS IN     AMOUNT GIVEN IN
          CLASS         OUTSTANDING     DEFAULT BY TRUSTEE          COL. C
      --------------    -----------   ----------------------   ----------------


    Not applicable by virtue of response to Item 13.

ITEM 11. OWNERSHIP OF HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

  IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT ANY SECURITIES OF A PERSON WHO, TO THE KNOWLEDGE OF THE TRUSTEE, OWNS 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF SECURITIES OF SUCH PERSON ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE.

                            AS OF DECEMBER 12, 1995

          COL. A          COL. B              COL. C                COL. D
                                           AMOUNT OWNED
                                       BENEFICIALLY OR HELD    PERCENT OF CLASS
      NAME OF ISSUER                  AS COLLATERAL SECURITY    REPRESENTED BY
       AND TITLE OF       AMOUNT        FOR OBLIGATIONS IN     AMOUNT GIVEN IN
          CLASS         OUTSTANDING     DEFAULT BY TRUSTEE          COL. C
      --------------    -----------   ----------------------   ----------------


    Not applicable by virtue of response to Item 13.

ITEM 12. INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

  EXCEPT AS NOTED IN THE INSTRUCTIONS, IF THE OBLIGOR IS INDEBTED TO THE TRUSTEE, FURNISH THE FOLLOWING INFORMATION:

                            AS OF DECEMBER 12, 1995

        COL. A                             COL. B                                  COL. C
NATURE OF INDEBTEDNESS               AMOUNT OUTSTANDING                           DATE DUE
----------------------               ------------------                           --------

      Not applicable by virtue of response to Item 13.

ITEM 13. DEFAULTS BY THE OBLIGOR.

  (A) STATE WHETHER THERE IS OR HAS BEEN A DEFAULT WITH RESPECT TO THE SECURITIES UNDER THIS INDENTURE. EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

      There is not nor has there been a default with respect to the securities under this indenture.

  (B) IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, OR IS TRUSTEE FOR MORE THAN ONE OUTSTANDING SERIES OF SECURITIES UNDER THE INDENTURE, STATE WHETHER THERE HAS BEEN A DEFAULT UNDER ANY SUCH INDENTURE OR SERIES, IDENTIFY THE INDENTURE OR SERIES AFFECTED, AND EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

      There is not nor has there been a default with respect to the securities under this indenture. The trustee is not a trustee under other indentures under which securities issued by the obligor are outstanding.

ITEM 14. AFFILIATIONS WITH THE UNDERWRITERS.

  IF ANY UNDERWRITER IS AN AFFILIATE OF THE TRUSTEES, DESCRIBE EACH SUCH AFFILIATION.

      Not applicable by virtue of response to Item 13.

ITEM 15. FOREIGN TRUSTEE.

  IDENTIFY THE ORDER OR RULE PURSUANT TO WHICH THE FOREIGN TRUSTEE IS AUTHORIZED TO ACT AS SOLE TRUSTEE UNDER INDENTURES QUALIFIED OR TO BE QUALIFIED UNDER THE ACT.

      Not applicable.

ITEM 16. LIST OF EXHIBITS.

  LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

    1. A copy of the Articles of Association of First Trust of Illinois, National Association as now in effect, filed herewith.

    2. A copy of the certificate of authority to commence business, filed herewith.

    3. A copy of the authorization to exercise corporate trust powers, filed herewith.

    4. A copy of the existing By-Laws of First Trust of Illinois, National Association as now in effect, filed herewith.

    5. Not applicable by virtue of response to Item 13.

    6. The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, filed herewith.

    7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority, filed herewith.

    8. Not applicable.

    9. Not applicable.

                                   SIGNATURE

  PURSUANT TO THE REQUIREMENTS OF THE TRUST INDENTURE ACT OF 1939, THE TRUSTEE, FIRST TRUST OF ILLINOIS, NATIONAL ASSOCIATION, A NATIONAL BANKING ASSOCIATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE UNITED STATES OF AMERICA, HAS DULY CAUSED THIS STATEMENT OF ELIGIBILITY TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ALL IN THE CITY OF CHICAGO, AND STATE OF ILLINOIS, AS OF THE 12TH DAY OF DECEMBER, 1995.

                                          First Trust of Illinois, National
                                           Association

                                              /s/ Maribeth D. Frommeyer
                                          By __________________________________
                                                  Maribeth D. Frommeyer
                                                        Secretary

                                                                       EXHIBIT 1



                           FIRST TRUST OF ILLINOIS,
                             NATIONAL ASSOCIATION

                            ARTICLES OF ASSOCIATION
                            -----------------------

          For the purpose of organizing an association to perform any lawful activities of national banks, the undersigned do enter into the following Articles of Association:

          FIRST. The title of this Association shall be "First Trust of Illinois, National Association."

          SECOND. The main office of this Association shall be in the City of Chicago, County of Cook and State of Illinois. The business of this Association will be limited to that of a national trust bank, and to support activities incidental thereto. This Association will not amend these Articles of Association to expand the scope of or alter its business beyond that stated in this Article Second without the prior approval of the Comptroller of the Currency. Prior to the transfer of any stock of the Association, the Association will seek the prior approval of the appropriate federal depository institution regulatory agency.

          THIRD. The board of directors of this Association shall consist of not less than five nor more than twenty-five persons, the exact number to be fixed and determined from time to time by resolution of a majority of the full board of directors or by resolution of a majority of the shareholders at any annual or special meeting thereof. Each director shall own common or preferred stock of this Association with an aggregate par value of not less than $1,000, or common or preferred stock of First Bank System, Inc. with an aggregate par, fair market, or equity value of not less than $1,000, as of either (i) the date of purchase, (ii) the date the person became a director or (iii) the date of that person's most recent election to the board of directors, whichever is more recent. Any combination of common or preferred stock of this Association or First Bank System, Inc. may be used.

          Any vacancy in the board of directors may be filled by action of a majority of the remaining directors between meetings of shareholders. The board of directors may not increase the number of directors between meetings of shareholders to a number that (1) exceeds by more than two the number of directors last elected by shareholders where the number was fifteen or less; and
(2) exceeds by more than four the number of directors last elected by shareholders where the number was sixteen or more, but in no event shall the number of directors exceed twenty-five.

          Terms of directors, including directors selected to fill vacancies, shall expire at the next regular meeting of shareholders at which directors are elected, unless the directors resign or are removed from office.

          Despite the expiration of a director's term, the director shall continue to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors and his or her position is eliminated.

          Honorary or advisory members of the board of directors, without voting power or power of final decision in matters concerning the business of this Association, may be appointed by resolution of a majority of the full board of directors, or by resolution of shareholders at any annual or special meeting. Honorary or advisory directors shall not be counted for purposes of determining the number of directors of this Association or the presence of a quorum in connection with any board action, and shall not be required to own qualifying shares.

          FOURTH. There shall be an annual meeting of the shareholders to elect directors and transact whatever other business may be brought before the meeting. It shall be held at the main office or any other convenient place the board of directors may designate, on the day of each year specified therefore in the bylaws, or if that day falls on a legal holiday in the State in which this Association is located, on the next following banking day. If no election is held on the day fixed, or in event of a legal holiday, an election may be held on any subsequent day within sixty days of the day fixed, to be designated by the board of directors, or, if the directors fail to fix the day, by shareholders representing two-thirds of the shares issued and outstanding. In all cases at least ten-days advance notice of the meeting shall be given to the shareholders by first class mail.

          A director may resign at any time by delivering written or oral notice to the board of directors, its chairperson, or to this Association, which resignation shall be effective when the notice is delivered unless the notice specified a later effective date.

          A director may be removed by shareholders at a meeting called to remove him or her, when notice of the meeting stating that the purpose or one of the purposes is to remove him or her is provided, if there is a failure to fulfill one of the affirmative requirements for qualification, or for cause; provided, however, that a director may not be removed if the number of votes sufficient to elect him or her under cumulative voting is voted against his or her removal.

          FIFTH. The authorized amount of capital stock of this Association shall be 10,000 shares of common stock of the par value of one-hundred dollars ($100.00) each; but said capital stock may be increased or decreased from time to time, according to the provisions of the laws of the United States.

          No holder of shares of the capital stock of any class of this Association shall have any preemptive or preferential right of subscription to any shares of any class of stock of this Association, whether now or hereafter authorized, or to any obligations convertible into stock of this Association, issued, or sold, nor any right of subscription to any thereof other than such, if any, as the board of directors, in its discretion may from time to time determine and at such price as the hoard of directors may from time to time fix.

          Unless otherwise specified in these Articles of Association or required by law, (1) all matters requiring shareholder action, including amendments to the articles of Association must be approved by shareholders owning a majority voting interest in the outstanding voting stock, and (2) each shareholder shall be entitled to one vote per share.

          Unless otherwise provided in the bylaws, the record date for determining shareholders entitled to notice of and to vote at any meeting is the close of business on the day before the first notice is mailed or otherwise sent to the shareholders, provided that in no event may a record date be more than seventy days before the meeting.

          SIXTH. The board of directors shall appoint one of its members president of this Association and one of its members chairperson of the board. The board of directors shall also have the power to appoint one or more vice presidents, a secretary who shall keep minutes of the directors' and shareholders' meetings and be responsible for authenticating the records of this Association, and such other officers and employees as may be required to transact the business of this Association. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the board of directors in accordance with the bylaws.

          The board of directors shall have the power to:

          (1) Define the duties of the officers, employees, and agents of this Association.

          (2) Delegate the performance of its duties, but not the responsibility for its duties, to the officers, employees, and agents of this Association.

          (3) Fix the compensation and enter into employment contracts with its officers and employees upon reasonable terms and conditions, consistent with applicable laws.

          (4)  Dismiss officers and employees.

          (5) Require bonds from officers and employees and to fix the penalty thereof.

          (6) Ratify written policies authorized by this Association's management or committees of the board.

          (7) Regulate the manner in which any increase or decrease of the capital of this Association shall be made; provided, however, that nothing herein shall restrict the power of shareholders to increase or decrease the capital of this Association in accordance with law, and nothing shall raise or lower from two-thirds the percentage required for shareholder approval to increase or reduce the capital.

          (8) Manage and administer the business and affairs of this Association.

          (9) Adopt bylaws, not inconsistent with law or these Articles of Association, for managing the business and regulating the affairs of this Association.

          (10) Amend or repeal bylaws, except to the extent that the articles of Association reserve this power in whole or in part to shareholders.

          (11) Make contracts.

          (12) Generally to perform all acts that are legal for a board of directors to perform.

          SEVENTH. The board of directors shall have the power to change the location of the main office to any other place within the limits of the City of Chicago without the approval of the shareholders, and shall have the power to establish or change the location of any branch or branches of this Association to any other location permitted under applicable law, without the approval of the shareholders, subject to approval by the Comptroller of the Currency.

          EIGHTH. The corporate existence of this Association shall continue until terminated according to the laws of the United States.

          NINTH. The board of directors of this Association, or any three (3) or more shareholders owning, in the aggregate, not less than twenty-five percent (25%) of the stock of this Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the bylaws or the laws of the United States, or waived by shareholders, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten, and no more than sixty, days prior to the date of the meeting to each shareholder of record at his/her address as shown upon the books of this Association. Unless otherwise provided by these Articles of Association or the bylaws, any action requiring approval of shareholders must be effected at a duly called annual or special meeting.

          TENTH. Any action required to be taken at a meeting of the shareholders or directors or any action that may be taken at a meeting of the shareholders or directors may be taken without a meeting if consent in writing, setting forth the action as taken shall be signed by all the shareholders or directors entitled to vote with respect to the matter thereof. Such action shall be effective on the date on which the last signature is placed on the writing, or such earlier data as is set forth therein.

          ELEVENTH. Meetings of the board of directors or shareholders, regular or special, may be held by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can simultaneously hear each other, and participation in such meeting by such aforementioned means shall constitute presence in person at such meeting.

          TWELFTH. Any person, such person's heirs, executors or administrators, may be indemnified or reimbursed by this Association for reasonable expenses actually incurred in connection with any action, suit or proceeding, whether civil, criminal or administrative, to which such person or such person's heirs, executors, or administrators shall be made a party by reason of such person being or having been a director, advisory director, officer, employee, or agent of this Association or of any firm, corporation, or organization that such person served in any such capacity at the request of this Association. Provided, however, that no such person shall be so indemnified or reimbursed in relation to any matter in such action, suit or proceeding: (1) as to which such person shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct, or (2) which has been made the subject of a compromise settlement, except with the approval of a court of competent jurisdiction, or the holders of record of a majority of outstanding shares of this Association, or the board of directors acting by vote of directors not parties to the same or substantially the same action, suit, or proceeding, constituting a majority of the whole number of directors; or (3) against expenses, penalties, or other payments incurred in an administrative proceeding or action instituted by an appropriate bank regulatory agency, which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by such person in the form of payment to this Association. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such person, such person's heirs, executors, or administrators, may be entitled as a matter of law.

          Such expenses actually incurred by such person in connection with such action, suit, or proceeding may be paid by this Association in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by this Association. Prior to the advancement of any such expenses, the board of directors shall determine in writing that all of the following conditions are met: (1) such person has a substantial likelihood of prevailing on the merits;
(2) in the event such person does not prevail, such person will have the financial capability to reimburse this Association; and (3) payment of such expenses by this Association will not adversely affect the safety and soundness of this Association. If at any time the board of directors believes, or should reasonably believe, that any of the above conditions are not met, this Association shall cease paying such expenses. Further, this Association shall enter into a written agreement with such person specifying the conditions under which such person shall reimburse this Association.

          This Association may, upon the affirmative vote of a majority of its board of directors, purchase insurance for the purpose of indemnifying such directors, advisory directors, officers, employees, or agents to the extent that such indemnification is allowed in this Article Twelfth. Such insurance shall not provide coverage of liability for any formal order issued by a regulatory authority assessing civil money penalties against a director, advisory director, officer, employee, or agent. Further, such insurance may, but need not be, for the benefit of all such directors, advisory directors, officers, employees, or agents.

          THIRTEENTH. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount. This Association's board of directors may propose one or more amendments to these Articles of Association for submission to the shareholders.

       IN WITNESS WHEREOF, we have hereunto set our hands as of the 23rd day of October, 1995, effective as of the acceptance thereof by the Comptroller of the Currency.


                                  ORGANIZERS:

     /s/ John M. Murphy                             /s/ Matthew P. Wagner
     ------------------                             ---------------------
       John M. Murphy                                  Matthew P. Wagner


    /s/ Elizabeth L. Becker                        /s/ Suzanne R. Brennan
    -----------------------                        ----------------------
       Elizabeth L. Becker                            Suzanne R. Brennan



                         /s/ Melissa R. Fogelberg
                         ------------------------
                            Melissa R. Fogelberg

                                                                       EXHIBIT 2

                         [COMPTROLLER OF THE CURRENCY]


TREASURY DEPARTMENT          [ARTWORK APPEARS HERE]        OF THE UNITED STATES


                               Washington, D.C.

     Whereas, satisfactory evidence has been presented to the Comptroller of the Currency that FIRST TRUST OF ILLINOIS, NATIONAL ASSOCIATION located in CHICAGO, State of ILLINOIS has complied with all provisions of the statutes of the United States required to be complied with before being authorized to commence the business of banking as a National Banking Association;

     Now, therefore, I hereby certify that the above-named association is authorized to commence the business of banking as a National Banking Association.


                                   In testimony whereof, witness my signature and seal of office this 1st day of December 1995


                                       [SIGNATURE OF ROBERT R. KLINZING]

                                               Robert R. Klinzing

                                       Deputy Comptroller of the Currency
                                               Midwestern District

Charter No.  22993

                                                                       Exhibit 3

[LOGO]

--------------------------------------------------------------------------------
Comptroller of the Currency
Administrator of National Banks
--------------------------------------------------------------------------------

Midwestern District Office
2345 Grand Blvd., Suite 700
Kansas City, Missouri 64108-2625



                                 TRUST PERMIT

WHEREAS, First Trust of Illinois, National Association, located in Chicago, Illinois, being a national banking association, organized under the statutes of the United States, has made application for authority to act as fiduciary;

AND WHEREAS, applicable provisions of the statutes of the United States authorize the grant of such authority;

NOW THEREFORE, I hereby certify that the said association is authorized to act in all fiduciary capacities permitted by such statutes, effective December 1, 1995.






                             IN TESTIMONY WHEREOF, witness my
                             signature and seal of the OCC on December 5, 1995





                             /s/ Robert R. Klinzing
                             ------------------------------------------
                             Robert R. Klinzing
                             Deputy Comptroller
                             Midwestern District Office

Charter No. 22993

                                                                       EXHIBIT 4


                           FIRST TRUST OF ILLINOIS,
                             NATIONAL ASSOCIATION

                                    BYLAWS
                                    ------

                                   ARTICLE I
                                   ---------

                            Meetings of Shareholders
                            ________________________

     Section 1.1. Annual Meeting. The annual meeting of the shareholders, for the election of directors and the transaction of other business, shall be held at a time and place as the Chairman or President may designate. Notice of such meeting shall be given at least ten days prior to the date thereof, to each shareholder of the Association. If, for any reason, an election of directors is not made on the designated day, the election shall be held on some subsequent day, as soon thereafter as practicable, with prior notice thereof.

     Section 1.2. Special Meetings. Except as otherwise specially provided by law, special meetings of the shareholders may be called for any purpose, at any time by a majority of the board of directors, or by any shareholder or group of shareholders owning at least ten percent of the outstanding stock. Every such special meeting, unless otherwise provided by law, shall be called upon not less than ten days prior notice stating the purpose of the meeting.

     Section 1.3. Nominations for Directors. Nominations for election to the board of directors may be made by the board of directors or by any shareholder.

     Section 1.4. Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing. Proxies shall be valid only for one meeting and any adjournments of such meeting and shall be filed with the records of the meeting.

     Section 1.5. Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association.

                                  ARTICLE II
                                  __________

                                   Directors
                                   _________


     Section 2.1. Board of Directors. The board of directors (hereinafter referred to as the "board"), shall have power to manage and administer the business and affairs of the Association. All authorized corporate powers of the Association shall be vested in and may be exercised by the board.

     Section 2.2. Powers. In addition to the foregoing, the board of directors shall have and may exercise all of the powers granted to or conferred upon it by the Articles of Association, the Bylaws and by law.

     Section 2.3. Number. The board shall consist of a number of members to be fixed and determined from time to time by resolution of the board or the shareholders at any meeting thereof, in accordance with the Articles of Association.

     Section 2.4. Organization Meeting. The newly elected board shall meet for the purpose of organizing the new board and electing and appointing such officers of the Association as may be appropriate. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within thirty days thereafter. If, at the time fixed for such meeting, there shall not be a quorum present, the directors present may adjourn the meeting until a quorum is obtained.

     Section 2.5. Regular Meetings. The regular meetings of the board shall be held, without notice, as the Chairman or President may designate and deem suitable.

     Section 2.6. Special Meetings. Special meetings of the board may be called by the Chairman or President of the Association, or at the request of two or more directors. Each member of the board shall be given notice stating the time and place of each such meeting.

     Section 2.7. Quorum. A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by law; but fewer may adjourn any meeting. Unless otherwise provided, once a quorum is established, any act by a majority of those constituting the quorum shall be the act of the board.

     Section 2.8. Vacancies. When any vacancy occurs among the directors, the remaining members of the board may appoint a director to fill such vacancy at any regular meeting of the board, or at a special meeting called for that purpose.

                                  ARTICLE III
                                  ___________

                                  Committees
                                  __________


     Section 3.1. Advisory Board of Directors. The board may appoint persons, who need not be directors, to serve as advisory directors on an advisory board of directors established with respect to the business affairs of either this Association alone or the business affairs of a group of affiliated organizations of which this Association is one. Advisory directors, shall have such powers and duties as may be determined by the board, provided, that the board's responsibility for the business and affairs of this Association shall in no respect be delegated or diminished.

     Section 3.2. Audit Committee. The board shall appoint an Audit Committee which shall consist of at least two Directors which are not active officers or employees of the Association. The Audit Committee shall direct and review audits of the Association's fiduciary activities.

     The members of the Audit Committee shall be appointed each year and shall continue to act until their successors are named. The Audit Committee shall have power to adopt its own rules and procedures and to do those things which in the judgment of such Committee are necessary or helpful with respect to the exercise of its functions or the satisfaction of its responsibilities.

     Section 3.3. Executive Committee. The board may appoint an Executive Committee which shall consist of at least three directors and which shall have, and may exercise, all the powers of the board between meetings of the board or otherwise when the board is not meeting.

     Section 3.4. Other Committees. The board may appoint, from time to time, committees of one or more persons who need not be directors, for such purposes and with such powers as the board may determine. In addition, either the Chairman or the President may appoint, from time to time, committees of one or more officers, employees, agents or other persons, for such purposes and with such powers as either the Chairman or the President deems appropriate and proper.

     Whether appointed by the board, the Chairman, or the President, any such Committee shall at all times be subject to the direction and control of the board.

     Section 3.5. Meetings, Minutes and Rules. An advisory board of directors and/or committee shall meet as necessary in consideration of the purpose of the advisory board of directors or committee, and shall maintain minutes in sufficient detail to indicate actions taken or recommendations made; unless required by the members, discussions, votes or other specific details need not be reported. An advisory board of directors or a committee may, in consideration of its purpose, adopt its own rules for the exercise of any of its functions or authority.

                                  ARTICLE IV
                                  __________

                            Officers and Employees
                            ______________________

     Section 4.1. Chairman of the Board. The board may appoint one of its members to be Chairman of the board to serve at the pleasure of the board. The Chairman shall supervise the carrying out of the policies adopted or approved by the board; shall have general executive powers, as well as the specific powers conferred by these Bylaws; shall also have and may exercise such powers and duties as from time to time may be conferred upon or assigned by the board.

     Section 4.2. President. The board may appoint one of its members to be President of the Association. In the absence of the Chairman, the President shall preside at any meeting of the board. The President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the Office of President, or imposed by these Bylaws. The President shall also have and may exercise such powers and duties as from time to time may be conferred or assigned by the Board.

     Section 4.3. Vice President. The board may appoint one or more Vice Presidents who shall have such powers and duties as may be assigned by the board and to perform the duties of the President on those occasions when the President is absent, including presiding at any meeting of the board in the absence of both the Chairman and President.

     Section 4.4. Secretary. The board shall appoint a Secretary, or other designated officer who shall be Secretary of the board and of the Association, and shall keep accurate minutes of all meetings. The Secretary shall attend to the giving of all notices required by these Bylaws to be given; shall be custodian of the corporate seal, records, document and papers of the Association; shall provide for the keeping of proper records of all transactions of the Association; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the Secretary, or imposed by these Bylaws; and shall also perform such other duties as may be assigned from time to time, by the Board.

     Section 4.5. Other Officers. The board may appoint, and may authorize the Chairman or the President to appoint, any officer as from time to time may appear to the board, the Chairman or the President to be required or desirable to transact the business of the Association. Such officers shall exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon or assigned to them by these Bylaws, the board, the Chairman or the President.

     Section 4.6. Tenure of Office. The Chairman or the President and all other officers shall hold office for the current year for which the board was elected, unless they shall resign, become disqualified, or be removed. Any vacancy occurring in the Office of Chairman or President shall be filled promptly by the board.

     Any officer elected by the board or appointed by the Chairman or the President may be removed at any time, with or without cause, by the affirmative vote of a majority of the board or, if such officer was appointed by the Chairman or the President, by the Chairman or the President, respectively.


                                   ARTICLE V
                                   ---------
                                     Stock
                                     -----

     Section 5.1. Shares of stock shall be transferable on the books of the Association, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to such person's shares, succeed to all rights of the prior holder of such shares. Each certificate of stock shall recite on its face that the stock represented thereby is transferable only upon the books of the Association properly endorsed.


                                  ARTICLE VI
                                  ----------
                                Corporate Seal
                                --------------

     Section 6.1. The Chairman, the President, the Secretary, any Assistant Secretary or other officer designated by the board, the Chairman, or the President, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form:


                                  ARTICLE VII
                                  -----------
                           Miscellaneous Provisions
                           ------------------------

     Section 7.1. Execution of Instruments. All agreements, checks, drafts, orders, indentures, notes, mortgages, deeds, conveyances, transfers, endorsements, assignments, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, guarantees, proxies and other instruments or documents may be signed, countersigned, executed, acknowledged, endorsed, verified, delivered or accepted on behalf of the Association, whether in a fiduciary capacity or otherwise, by any officer of the Association, or such employee or agent as may be designated from time to time by the board by resolution, or by the Chairman or the President by written instrument, which resolution or instrument shall be certified as in effect by the Secretary or an Assistant Secretary of the Association. The provisions of this section are supplementary to any other provision of the Articles of Association or Bylaws.

     Section 7.2. Records. The Articles of Association, the Bylaws and the proceedings of all meetings of the shareholders, the board, and standing committees of the board, shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary, or other officer appointed to act as Secretary of the meeting.

     Section 7.3. Trust Files. There shall be maintained in the Association files all fiduciary records necessary to assure that its fiduciary responsibilities have been properly undertaken and discharged.

     Section 7.4. Trust Investments. Funds held in a fiduciary capacity shall be invested according to the instrument establishing the fiduciary relationship and according to law. Where such instrument does not specify the character and class of investments to be made and does not vest in the Association a discretion in the matter, funds held pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under law.

     Section 7.5. Notice. Whenever notice is required by the Articles of Association, the Bylaws or law, such notice shall be by mail, postage prepaid, telegram, in person, or by any other means by which such notice can reasonably be expected to be received, using the address of the person to receive such notice, or such other personal data, as may appear on the records of the Association. Prior notice shall be proper if given not more than 30 days nor less than 10 days prior to the event for which notice is given.


                                 ARTICLE VIII
                                 ------------
                                Indemnification
                                ---------------

     Section 8.1. The association shall indemnify to the full extent permitted by, and in the manner permissible under, the Articles of Association and the laws of the United States of America, as applicable and as amended from time to time, any person made, or threatened to be made, a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was a director, advisory director, officer or employee of the Association, or any predecessor of the Association, or served any other enterprise as a director or officer at the request of the Association or any predecessor of the Association.

     Section 8.2. The board in its discretion may, on behalf of the Association, indemnify any person, other than a director, advisory director, officer or employee, made a party to any action, suit or proceeding by reason of the fact that such person is or was an agent of the Association or any predecessor of the Association serving in such capacity at the request of the Association or any predecessor of the Association.

                                  ARTICLE IX
                                  ----------

                     Bylaws: Interpretation and Amendment
                     ------------------------------------

     Section 9.1. These Bylaws shall be interpreted in accordance with and subject to appropriate provisions of law, and may be amended, altered or replaced, at any regular or special meeting of the board.

     Section 9.2. A copy of the Bylaws, with all amendments, shall at all times be kept in a convenient place at the main office of the Association, and shall be open for inspection to all shareholders during Association hours.

                                                                       EXHIBIT 6

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, First Trust of Illinois, National Association hereby consents that reports of examinations of said trustee by Federal and State authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.


                                             FIRST TRUST OF ILLINOIS,
                                             NATIONAL ASSOCIATION


                                             [SIGNATURE OF MARIBETH FROMMEYER]
                                             ---------------------------------
                                                     Maribeth Frommeyer
                                                         Secretary




Dated:  December 6, 1995

                                                                       EXHIBIT 7


                 FIRST TRUST OF ILLINOIS, NATIONAL ASSOCIATION

                          BALANCE SHEET CERTIFICATION


I, Matthew P. Wagner, Chairman of First Trust of Illinois, National Association, hereby certify and attest to the accuracy of the attached balance sheet, and declare that it has been prepared in conformity with generally accepted accounting practices, has been examined by me, and to the best of my knowledge and belief is true and correct.


IN WITNESS WHEREOF, I have executed this certification and caused the seal of First Trust of Illinois, National Association to be affixed hereto this 29th day of November, 1995.


                                          /s/ Matthew P. Wagner
                                          -------------------------------
                                          Matthew P. Wagner, Chairman

(Seal)

                 FIRST TRUST OF ILLINOIS, NATIONAL ASSOCIATION
                  UNAUDITED BALANCE SHEET/REPORT OF CONDITION
                               NOVEMBER 28, 1995


ASSETS

Cash and Due From Banks          $ 97,000,000
Federal Reserve Bank Stock          3,000,000

TOTAL ASSETS                     $100,000,000

LIABILITIES

                                      -0-

EQUITY
Common Stock                     $  1,000,000
Additional Paid In Capital         99,000,000

TOTAL LIABILITIES AND EQUITY     $100,000,000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM T-2

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   AN INDIVIDUAL DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                  ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION
                              305(B)(2)

                               ----------------

            FRANK SGARAGLINO                          ###-##-####
           (NAME OF TRUSTEE)                    (SOCIAL SECURITY NUMBER)


       400 NORTH MICHIGAN AVENUE                         60611
           CHICAGO, ILLINOIS                           (ZIP CODE)
           (BUSINESS ADDRESS)

                               ----------------

                           KENTUCKY UTILITIES COMPANY
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

         KENTUCKY AND VIRGINIA                         61-0247570
      (STATE OR OTHER JURISDICTION                  (I.R.S. EMPLOYER
   OF INCORPORATION OR ORGANIZATION)              IDENTIFICATION NO.)

           ONE QUALITY STREET                            40507
          LEXINGTON, KENTUCKY                          (ZIP CODE)
    (ADDRESS OF PRINCIPAL EXECUTIVE
                OFFICES)

                              FIRST MORTGAGE BONDS
                      (TITLE OF THE INDENTURE SECURITIES)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 1. AFFILIATIONS WITH THE OBLIGOR.

  If the obligor is an affiliate of the trustee, describe each such affiliation.

    None.

ITEM 2. TRUSTEESHIPS UNDER OTHER INDENTURES.

  If the trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, file a copy of each such indenture as an exhibit and furnish the following information:

  (a) Title of the securities outstanding under each such other indenture.

    Not applicable by virtue of response to Item 9.

  (b) A brief statement of the facts relied upon by the trustee as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

    Not applicable by virtue of response to Item 9.

ITEM 3. CERTAIN RELATIONSHIPS BETWEEN THE TRUSTEE AND THE OBLIGOR OR AN UNDERWRITER.

  If the trustee is a director, officer, partner, employee, appointee or representative of the obligor or of any underwriter for the obligor, state the nature of each such connection.

    Not applicable by virtue of response to Item 9.

ITEM 4. SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

  Furnish the following information as to securities of the obligor owned beneficially by the trustee or held by the trustee as collateral security for obligations in default.

                            AS OF DECEMBER 12, 1995

    COL. A         COL. B               COL. C                   COL. D
                WHETHER THE
                 SECURITIES
                 ARE VOTING  AMOUNT OWNED BENEFICIALLY OR   PERCENT OF CLASS
                OR NONVOTING HELD AS COLLATERAL SECURITY  REPRESENTED BY AMOUNT
TITLE OF CLASS   SECURITIES   FOR OBLIGATIONS IN DEFAULT     GIVEN IN COL. C
--------------  ------------ ---------------------------- ---------------------
Not applicable by virtue of response to Item 9.

ITEM 5. SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

  If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee.

                            AS OF DECEMBER 12, 1995

            COL. A               COL. B                  COL. C                 COL. D
                                                                             PERCENTAGE OF
                                                                           VOTING SECURITIES
                                              AMOUNT OWNED BENEFICIALLY OR  REPRESENTED BY
      NAME OF ISSUER AND                      HELD AS COLLATERAL SECURITY    AMOUNT GIVEN
        TITLE OF CLASS     AMOUNT OUTSTANDING  FOR OBLIGATIONS IN DEFAULT      IN COL. C
      ------------------   ------------------ ---------------------------- -----------------
      Not applicable by virtue of response to Item. 9

ITEM 6. HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR PRINCIPAL HOLDERS OF VOTING SECURITIES OF THE OBLIGOR.

  If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person.

                            AS OF DECEMBER 12, 1995

            COL. A               COL. B                  COL. C                   COL. D
                                              AMOUNT OWNED BENEFICIALLY OR   PERCENT OF CLASS
      NAME OF ISSUER AND                      HELD AS COLLATERAL SECURITY  REPRESENTED BY AMOUNT
        TITLE OF CLASS     AMOUNT OUTSTANDING  FOR OBLIGATIONS IN DEFAULT     GIVEN IN COL. C
      ------------------   ------------------ ---------------------------- ---------------------
      Not applicable by virtue of response to Item 9.

ITEM 7. HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

  If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee.

                            AS OF DECEMBER 12, 1995

            COL. A               COL. B                  COL. C                   COL. D
                                              AMOUNT OWNED BENEFICIALLY OR   PERCENT OF CLASS
      NAME OF ISSUER AND                      HELD AS COLLATERAL SECURITY  REPRESENTED BY AMOUNT
        TITLE OF CLASS     AMOUNT OUTSTANDING  FOR OBLIGATIONS IN DEFAULT     GIVEN IN COL. C
      ------------------   ------------------ ---------------------------- ---------------------
      Not applicable by virtue of response to Item 9.

ITEM 8. INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

  Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information.

                            AS OF DECEMBER 12, 1995

              COL. A                           COL. B                            COL. C
      NATURE OF INDEBTEDNESS             AMOUNT OUTSTANDING                     DATE DUE
      ----------------------             ------------------                     --------
      Not applicable by virtue of response to Item 9.

ITEM 9. DEFAULTS BY THE OBLIGOR.

  (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

    There is not nor has there been a default with respect to the securities under this indenture.

  (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series or securities under the indenture, state whether there has been a default under such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

    The trustee is not a trustee under any other indenture under which any other securities or certificates of interest or participation in any other securities of the obligor are outstanding. There is not nor has there been a default with respect to the securities under this indenture.

ITEM 10. AFFILIATIONS WITH THE UNDERWRITERS.

  If any underwriter is an affiliate of the trustee, describe each such affiliation.

    Not applicable by virtue of response to Item 9.

ITEM 11. LIST OF EXHIBITS.

  List below all exhibits filed as a part of this statement of eligibility and qualification.

    None.

                                   SIGNATURE

  PURSUANT TO THE REQUIREMENTS OF THE TRUST INDENTURE ACT OF 1939, I, FRANK SGARAGLINO, HAVE SIGNED THIS STATEMENT OF ELIGIBILITY AND QUALIFICATION IN THE CITY OF CHICAGO, AND STATE OF ILLINOIS, AS OF THE 12TH DAY OF DECEMBER, 1995.

                                                  /s/ Frank Sgaraglino
                                          By __________________________________
                                                      Frank Sgaraglino